Exhibit 23


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement No. 333-44769 on Form S-8 of our report, dated December 21, 2005, except for the income tax matters paragraph of Note 14, as to which the date is January 23, 2006, appearing in this Annual Report on Form 10-K of Nobility Homes, Inc., for the year ended November 5, 2005.


                  /s/ Tedder, James, Worden & Associates, P.A.


Orlando, Florida
January 30, 2006